Exhibit 99.2

Computershare Trust Company, N.A.
P.O. Box 43011
Providence Rhode Island 02940-3011
www.computershare.com/investor

TIME IS CRITICAL. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE
ENCLOSED INSTRUCTIONS.

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates, if any, of common stock, par value $0.01 per share, of AEP Industries Inc.

This Election Form and Letter of Transmittal (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated August 24, 2016 (as amended from time to time, the "Merger Agreement"), by and among Berry Plastics Group, Inc. (“Berry”), Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI (“Merger Sub”), Berry Plastics Acquisition Corporation XV, LLC (“Merger Sub LLC”) and AEP Industries Inc. ("AEP"), pursuant to which Merger Sub, an indirect, wholly owned subsidiary of Berry, will merge with and into AEP (the "First-Step Merger"), with AEP surviving the First-Step Merger, and, thereafter, AEP will merge with and into Merger Sub LLC, an indirect, wholly owned subsidiary of Berry (the “Second-Step Merger and, together with the First-Step Merger, the “mergers”), with Merger Sub LLC surviving as an indirect, wholly owned subsidiary of Berry and the Proxy Statement/Prospectus (File No. 333-213803) of Berry and AEP on Form S-4 filed on [●], 2016 with the Securities and Exchange Commission (the “Proxy Statement/Prospectus”). This Election Form permits you to make an election as to the type of consideration (cash and/or Berry stock) that you wish to receive in connection with the mergers and, depending on your particular circumstances, an optional express allocation of the merger consideration you receive in the mergers to different blocks of AEP common stock that you surrender in exchange therefor. This Election Form may be used to make an election only with respect to certain shares of AEP common stock that you hold, as listed below. You may receive additional Election Forms with respect to shares of AEP common stock held by you in another name or in another manner, including with respect to equity awards you hold (if any) or shares held in the AEP 401(k) Savings Plan (if any). The deadline for submitting this Election Form is 5:00 p.m. Eastern Time on the second business day prior to the completion of the mergers (the "Election Deadline"), unless extended. AEP and Berry will announce, by press release, the Election Deadline not more than fifteen business days before, and at least five business days prior to, the Election Deadline, but you are encouraged to return your Election Form as soon as possible. If the Election Deadline is delayed, Berry and AEP will promptly announce such delay and, when determined, the rescheduled Election Deadline. To be effective, this Election Form must be RECEIVED by Computershare, the Exchange Agent, no later than 5:00 pm, Eastern Time, on the date of the Election Deadline and, with respect to certificated shares, together with the certificate(s) representing all shares of AEP common stock to which this Election Form relates. Any shares held beneficially, including through The Depository Trust Company ("DTC"), must be submitted by your broker, bank or other nominee, and may be subject to an earlier deadline. You bear the risk of ensuring proper and timely delivery.

Your AEP Stock Certificates:

Please locate and surrender the listed certificates.

Certificate Numbers	Shares	Certificate Numbers	Shares

+

+

Complete a box below to make an election. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the allocation and proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, 50% of the outstanding shares of AEP common stock will be converted into Berry common stock and 50% of the outstanding shares of AEP common stock will be converted into cash. Therefore, there is no assurance that you will receive your election choices. The allocation of the merger consideration will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement. Additionally, under certain limited circumstances, Berry may elect (the “Alternative Funding Election”), in its sole discretion, to pay all of the merger consideration in the form of cash consideration. If Berry elects the Alternative Funding Election and the mergers are consummated, each share of AEP common stock shall be exchanged for cash consideration, notwithstanding any election otherwise. For a detailed description of the proration mechanism and the Alternative Funding Election, please refer to the Proxy Statement/Prospectus filed in connection with the transaction. Please see the section entitled “Taxpayer Information and Optional Allocation Election” below and complete and submit such forms as applicable.

ELECTION OPTIONS

I hereby elect to receive the following as consideration for my shares of AEP common stock to which this Election Form relates, subject to proration, as calculated in accordance with the Merger Agreement (MARK ONLY ONE BOX):

ALL STOCK ELECTION (2.5011 shares of Berry common stock (plus cash in lieu of any fractional shares) for EACH share of AEP common stock (the “Stock Consideration”))

☐	Mark this box to elect to make a stock election with respect to ALL of your AEP common stock.

ALL CASH ELECTION ($110.00 cash for EACH share of AEP common stock (the "Cash Consideration"))

☐	Mark this box to elect to make a cash election with respect to ALL of your AEP common stock.

MIXED ELECTION (Stock Consideration for some of your shares of AEP common stock and Cash Consideration for the remainder of your shares of AEP common stock)

☐	Mark this box to elect to make a stock election with respect to a portion of your AEP common stock (2.5011 shares of Berry common stock plus cash in lieu of any fractional shares for each such share of AEP common stock) and a cash election with respect to the remainder of your AEP common stock ($110.00 cash for each such share of AEP common stock). Please fill in the blank to the right to designate the number of whole shares of AEP common stock that you want converted into the right to receive Stock Consideration.

NO ELECTION (No preference with respect to the receipt of Berry common stock, cash or a combination of stock and cash)

☐	Mark this box to make no election with respect to your AEP common stock.

You will be deemed to have made a “NO ELECTION” if:

A.	You fail to follow the instructions on the Election Form or otherwise fail to properly make an election;
B.	A properly completed Election Form together with your stock certificate(s), if any, confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent on or before the Election Deadline;
C.	You properly and timely revoke a prior election without properly and timely making a new election; or
D.	You check the “No Election” box above.

IMPORTANT: Elections will be subject to proration in accordance with the Merger Agreement. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. If and to the extent that you receive Berry common stock as merger consideration, the value of the merger consideration you receive will depend on the price of Berry common stock after the time you make your election. No guarantee can be made as to the value of the Stock Consideration received relative to the value of the AEP common shares being exchanged.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of AEP common stock and that, when accepted for exchange by Berry, Berry will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange shares of AEP common stock, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for shares of Berry common stock or cash, as set forth under “Election Options” above and as further set forth in the Merger Agreement. The undersigned acknowledges that the undersigned may not be able to trade such shares after this election has been validly made, unless and until the undersigned revokes this election. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent, and title shall pass only following the effectiveness of the mergers. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov). See Instruction B.4.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1, B.2, B.5 and B.8.

Signature of owner	Signature of co-owner, if any	Area Code/Phone Number

MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction B.8.

Required only if Special Payment and Delivery Form is completed.

Authorized Signature	Name of Firm

Address of Firm - Please Print

SPECIAL PAYMENT AND DELIVERY FORM

The merger consideration will be issued in the name and address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions
(See Instructions B.1, B.2 and B.8)

To be completed ONLY if the merger consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.

Special Delivery Instructions
(See Instructions B.5 and B.8)

To be completed ONLY if the merger consideration is to be delivered to someone other than the current registered holder(s) or delivered to an address that is different than the address listed on the front page of the Election Form.

Name(s):		Name(s):
	(Please Print)		(Please Print)

Address:		Address:

Telephone Number:	Telephone Number:

Taxpayer Identification Number:	Taxpayer Identification Number:

TAXPAYER INFORMATION AND OPTIONAL ALLOCATION ELECTION

Please complete and submit the Internal Revenue Service (the “IRS”) Form W-9 provided below or complete and submit the appropriate IRS Form W-8, as applicable, which may be obtained from the Exchange Agent or the IRS website at www.irs.gov. Please also read and review the optional Allocation of Stock and Cash Consideration Among Particular Blocks of AEP Common Stock form and complete and submit the form if you elect to make an express allocation as described therein. For additional information, please see the Instructions to this Election Form and the Frequently Asked Questions included herewith.

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:
☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ________
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
Exempt payee code (if any) ________
Exemption from FATCA reporting code (if any) ________
(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here | **Signature of U.S. person ▶** | **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and
4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States: • In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; • In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items: 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1 984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the Part II instructions on page 3 for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships above. What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701 -2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3. Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.” Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you. Exempt payee code. • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. I — An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2) 2— The United States or any of its agencies or instrumentalities 3— A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4 —A foreign government or any of its political subdivisions, agencies, or instrumentalities 5— A corporation 6— A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7— A futures commission merchant registered with the Commodity Futures Trading Commission 8— A real estate investment trust 9— An entity registered at all times during the tax year under the Investment Company Act of 1940 10— A common trust fund operated by a bank under section 584(a) II —A financial institution 12— A middleman known in the investment community as a nominee or custodian 13— A trust exempt from tax under section 664 or described in section 4947 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for... THEN the payment is exempt for ... Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and Exempt payees 1 through 4 patronage dividends Payments over $600 required to be Generally, exempt payees reported and direct sales over $5,000 1 through 5 Payments made in settlement of Exempt payees 1 through 4 payment card or third party network transactions See Form 1099-MISC, Miscellaneous Income, and its instructions. 2However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B —The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D —A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1 (c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1 (c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K —A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN. If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note. See the chart on page 4 for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.g'oi/. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling I-8OO-TAX-FORM (1-800-829-3676). If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a non employee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester For this type of account: Give name and SSN of: 1. Individual The individual 2. Two or more individuals (joint The actual owner of the account or, account) if combined funds, the first individual on the account' 3. Custodian account of a minor The minor2 (Uniform Gift to Minors Act) 4. a. The usual revocable savings The grantor-trustee1 trust (grantor is also trustee) b. So-called trust account that is The actual owner1 not a legal or valid trust under state law 5. Sole proprietorship or disregarded The owner3 entity owned by an individual 6. Grantor trust filing under Optional The grantor* Form 1099 Filing Method 1 (see Regulations section 1.671 -4(b)(2)(i) (A) ) For this type of account: Give name and EIN of: 7. Disregarded entity not owned by an The owner individual 8. A valid trust, estate, or pension trust Legal entity4 9. Corporation or LLC electing The corporation corporate status on Form 8832 or Form 2553 10. Association, club, religious, The organization charitable, educational, or other tax- exempt organization 11. Partnership or multi-member LLC The partnership 12. A broker or registered nominee The broker or nominee 13. Account with the Department of The public entity Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 14. Grantor trust filing under the Form The trust 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671 -4(b)(2)(i) (B) ) 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2Cirde the minor’s name and furnish the minor’s SSN. 3You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (it you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2. ‘Note. Grantor also must provide a Form W-9 to trustee of trust Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records from Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance. Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1 -877-IDTHEFT (1 -877-438-4338). Visit IRS.gov to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

ALLOCATION OF STOCK AND CASH CONSIDERATION AMONG

PARTICULAR BLOCKS OF AEP COMMON STOCK (OPTIONAL)

As described in the Proxy Statement/Prospectus under the heading “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” if you own different blocks of AEP common stock that you acquired at different times and/or at different prices and you have been allocated cash consideration for any portion of your shares of AEP common stock, you may elect to expressly allocate such cash consideration and any stock consideration among such different blocks of AEP common stock surrendered in exchange therefor. By completing the worksheet and signing the form below, you will be making such an express allocation. If you do not make an express allocation election, the Merger Agreement provides a deemed allocation under which, for U.S. federal income tax purposes, any cash consideration you receive in exchange for your shares of AEP common stock in the mergers will be deemed to be attributable: (A) first, to any shares of AEP common stock that you have held for more than one year (within the meaning of Section 1223 of the Internal Revenue Code of 1986, as amended), and to such shares with the highest U.S. federal income tax basis, in descending order until such shares are exhausted or the cash portion of the merger consideration to be paid to you is fully paid, (B) then with respect to all of your other such shares of AEP common stock, to those shares with the highest U.S. federal income tax basis, in descending order until the cash portion of the merger consideration to be paid to you is fully paid. Although applicable Treasury Regulations appear to authorize economically reasonable express share-by-share allocation designations, it is unclear whether such express or deemed allocation designations comply with those Treasury Regulations. As a result, no assurance can be given that the IRS will not challenge any express or deemed allocation. If the IRS successfully challenged an express or deemed allocation, you could be required to use a different allocation method, such as by allocating the shares of Berry common stock and the cash you receive in the mergers on a pro rata basis to each share of AEP common stock that you surrender in exchange therefor. You should consult your tax advisor before completing and signing this part of the Election Form. Please also read the description in the Proxy Statement/Prospectus under “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

Order of Priority for Cash Received in the Mergers	Number of Shares of AEP Common Stock Surrendered in the Mergers	Purchase Date of Surrendered AEP Common Stock	Purchase Price of Surrendered AEP Common Stock	Cash or Stock Consideration Allocation
1
2
3
4
5
6

Signature of Stockholder

Date

INSTRUCTIONS FOR COMPLETING THE OPTIONAL ALLOCATION OF STOCK AND CASH CONSIDERATION AMONG PARTICULAR BLOCKS OF AEP COMMON STOCK

1.	When you complete and sign this optional part of the Election Form, you will not know how much cash you will receive because the cash consideration that you will receive is subject to the proration rules set forth in the Merger Agreement and described in the Proxy Statement/Prospectus. Accordingly, you may want to establish an order of priority for the allocation of cash to your various blocks of shares of AEP common stock in case the amount of cash you receive is different than your cash consideration election. Your shares of AEP common stock with the highest priority for cash should be inserted in the first line, your shares of AEP common stock with the second highest priority for cash should be inserted in the second line and so on in descending order.
2.	You should complete each line on a share block by share block basis. A block of shares is a block of shares that you bought on the same date for the same price. Insert the number of shares in your block of AEP common stock that you bought on the same date for the same price. If there is not enough space, copy this part of the Election Form as necessary and complete and sign each copy in accordance with these instructions.
3.	Insert the date on which you bought the associated block of shares of AEP common stock.
4.	Insert the total purchase price for the associated block of shares of AEP common stock.
5.	If you want to receive cash for a particular block of shares of AEP common stock, please write “cash” for such block. If you want to receive shares of Berry common stock for a particular block of AEP common stock, please write “stock”.

ADDITIONAL QUESTIONS

If you have additional questions, please contact the information agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 791-3320

FREQUENTLY ASKED QUESTIONS

1. Why have I been sent the Election Form and Letter of Transmittal?

On August 24, 2016, AEP Industries Inc. (“AEP”) entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Berry Plastics Group, Inc. (“Berry”) and certain related entities providing for the acquisition of AEP by Berry. Under the terms of the Merger Agreement, Berry Plastics Acquisition Corporation XVI (“Merger Sub”), an indirect, wholly owned subsidiary of Berry, will merge with and into AEP (the “First-Step Merger”), and, thereafter, AEP will merge with and into Berry Plastics Acquisition Corporation XV, LLC (“Merger Sub LLC”), an indirect, wholly owned subsidiary of Berry (the “Second-Step Merger” and, together with the First-Step Merger, the “mergers”).

At the effective time of the First-Step Merger, each share of AEP common stock, $0.01 par value per share (“AEP common stock”), issued and outstanding immediately prior to the completion of the mergers (including shares of restricted stock, but excluding shares held by a holder who properly exercised and perfected his or her demand for appraisal rights under Section 262 of the Delaware General Corporation Law, shares owned by AEP as treasury stock and any shares owned by Berry, Berry Plastics Corporation, Merger Sub or Merger Sub LLC) will be converted into the right to receive, at the holder’s election and subject to the proration procedures set forth in the Merger Agreement, one of the following:

•	2.5011 shares (the “exchange ratio”) of Berry common stock (the “stock consideration”) or

•	$110.00 in cash (the “cash consideration” and, together with the stock consideration, the “merger consideration”).

Holders of the shares of AEP common stock who elect to receive the stock consideration (the “stock election”) or the cash consideration (the “cash election”) are subject to the proration procedures set forth in the Merger Agreement (and as described in the Proxy Statement/Prospectus), and, accordingly, you may not receive the full amount of cash consideration or stock consideration that you elect.

Under certain limited circumstances, Berry may elect (the “Alternative Funding Election”), in its sole discretion, to pay all of the merger consideration in the form of cash consideration of  $110.00 per share. If Berry elects the Alternative Funding Election and the mergers are consummated, each share of AEP common stock will be exchanged for $110.00 in cash, notwithstanding any election otherwise.

For a full discussion of the mergers and the effect of your election, see the Merger Agreement and the Proxy Statement/Prospectus (File No. 333-213803) that has been filed with the SEC by Berry and mailed to AEP stockholders (including annexes thereto and documents incorporated therein by reference) (the “Proxy Statement/Prospectus”). Before making your election, you are encouraged to read carefully these instructions, the entire Merger Agreement and the Proxy Statement/Prospectus.

You are able to obtain free copies of the Proxy Statement/Prospectus and other documents filed with the Securities and Exchange Commission (the “SEC”) by Berry through the website maintained by the SEC at http://www.sec.gov or Berry’s website at http://www.berryplastics.com or from D.F. King & Co., Inc., Berry’s Information Agent. The information contained in the Proxy Statement/Prospectus is current as of [•], 2016, and does not reflect subsequent developments. However, the Proxy Statement/Prospectus incorporates by reference subsequent filings with the SEC by AEP and Berry. You should rely only on the information contained or expressly incorporated by reference in the Proxy Statement/Prospectus as well as these instructions and related materials. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please contact D.F. King & Co., Inc., by calling toll-free at (800) 791-3320 (banks and brokers should use (212) 269-5550).

The Election Form and Letter of Transmittal (the “Election Form”) is to be used to make an election with respect to the type of merger consideration you would like to receive in connection with the mergers. Your submission of the Election Form does not constitute a vote for the approval of the mergers. You may submit an Election Form even if you have voted, or plan on voting, against the approval of the Merger Agreement. In order to vote your shares of AEP common stock for or against the approval of the Merger Agreement, you must follow the instructions for voting described in the Proxy Statement/Prospectus and the accompanying proxy materials. If the Merger Agreement is not adopted by the requisite vote of AEP stockholders, or if the Merger Agreement is terminated for any other reason, you will not be entitled to any merger consideration and the Election Form will be void and of no effect.

If you own shares of AEP common stock in “street name” or through a bank, broker or other nominee, you will need to make your election through that broker, bank or other nominee. You should promptly contact such bank, broker or other nominee and follow their instructions as to the procedures and timing for making elections and exchanging your shares of AEP common stock. Note that these instructions may require that you deliver all documentation to the bank, broker or other nominee several days in advance of the Election Deadline, which Election Deadline is currently anticipated to be 5:00 p.m., Eastern Time, on the second business day prior to the completion of the mergers, unless extended (such date, as it may be so extended, the “Election Deadline”), to enable them to deliver the forms in turn to Computershare, the Exchange Agent, in a timely manner. AEP and Berry will issue a press release announcing the Election Deadline not more than fifteen business days before and at least five business days prior to the anticipated Election Deadline. If the Election Deadline is delayed, Berry and AEP will promptly announce such delay and, when determined, the rescheduled Election Deadline.

2. What is the Election Form? [For Registered Holders]

The enclosed Election Form does two things. First, it lets us know your preferred form of payment for your shares of AEP common stock. Second, if you hold your shares of AEP common stock in certificated form, it allows you to surrender your AEP stock certificate(s) in order to receive payment for the shares of AEP common stock you own. If you own your shares of AEP common stock in electronic, book-entry form, you do not need to include any AEP stock certificate(s) and simply need to return the completed Election Form.

The Election Form is to be completed, submitted to and received by the Exchange Agent prior to the Election Deadline by AEP stockholders desiring to make an election. If you do not return a properly completed Election Form by the Election Deadline, your shares of AEP common stock will be considered “Non-Election Shares” and will be converted into the right to receive the stock consideration or the cash consideration according to the allocation procedures specified in the Merger Agreement. Generally, in the event one form of consideration (stock consideration or cash consideration) is undersubscribed in the mergers, shares of AEP common stock for which no election has been validly made will be allocated to that form of undersubscribed merger consideration before any shares of AEP common stock electing the oversubscribed form will be switched to the undersubscribed merger consideration pursuant to the proration procedures. Accordingly, while electing one form of merger consideration will not guarantee you will receive that form of merger consideration for all of your shares of AEP common stock, shares for which an election has been timely returned will generally have a priority over Non-Election Shares in the event proration is necessary.

If you are a registered holder and you hold different blocks of AEP common stock that were acquired at different times and/or at different prices, you are also permitted, but not required, to expressly allocate any cash consideration and any stock consideration you may receive among different blocks of AEP common stock surrendered in exchange therefor by completing and submitting the optional form entitled, “ALLOCATION OF STOCK AND CASH CONSIDERATION AMONG PARTICULAR BLOCKS OF AEP COMMON STOCK” included on the Election Form. Any such allocation is solely for your individual tax position and will not affect the aggregate amount of cash consideration or stock consideration you receive pursuant to the transaction, which will be determined solely by the election you make with respect to your AEP common stock and the proration procedures described in the Proxy Statement/Prospectus and as provided in the Merger Agreement. If you do not make an optional express allocation, the Merger Agreement provides a deemed allocation under which, for United States federal income tax purposes, any cash consideration you receive in exchange for your AEP common stock in the mergers will be deemed to be attributable: (i) first, to any shares of AEP common stock that you have held for more than one year (within the meaning of Section 1223 of the Internal Revenue Code of 1986, as amended (the “Code”)), and to such shares with the highest United States federal income tax basis, in descending order until such shares are exhausted or the cash portion of the merger consideration you are to be paid has been fully paid, (ii) then with respect to all of your other such shares of AEP common stock, to those shares with the highest United States federal income tax basis, in descending order until the cash portion of the merger consideration you are to be paid has been fully paid. Please read the instructions to the Election Form, the Election Form (including the optional Allocation of Stock and Cash Consideration Among Particular Blocks of AEP Common Stock portion of the Election Form) and the Proxy Statement/Prospectus carefully for more information on the optional allocation.

You should consult your tax advisor with respect to the advisability of making an express allocation.

3. How do I complete the Election Form? [For Registered Holders]

The Election Form is divided into separate sections. Instructions for completing each section are set forth in the Election Form, where applicable.

When completed, please sign the Election Form and send it to the Exchange Agent at the address provided below along with your stock certificate(s) (if applicable) so that you can make your election to receive either shares Berry common stock, cash or a combination of Berry common stock and cash. Please see Question 17 for important information concerning the transmittal of your Election Form to the Exchange Agent. Please note that if your shares are held jointly, signatures of both owners are required. Note that if you own shares of AEP common stock in “street name” or through a bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee to return the materials to them rather than the Exchange Agent.

If you hold your AEP shares in certificated form, you should include your AEP stock certificate(s) with your completed Election Form. Do not sign the back of your stock certificate(s). By signing the Election Form, you agree to surrender your AEP common stock for exchange, you confirm that your Taxpayer Identification Number (“TIN”) is correctly stated on the Election Form, and you confirm that you have complied with all the requirements as stated in the instructions. If you hold your AEP shares in electronic, book-entry form, you do not need to include any stock certificate(s) with your completed Election Form.

If delivering by first-class mail:	If delivering by certified mail, overnight mail or courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporation Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	250 Royall Street
Canton, MA 02021
FACSIMILE: (617) 360-6810
CONFIRM: (781) 575-2332

Do not send your election materials to Berry, AEP or the Information Agent, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. If you are mailing your stock certificate(s), we recommend that you make copies of your stock certificate(s) and completed Election Form. We also recommend sending them by registered mail, appropriately insured, return receipt requested. Delivery shall be effected, and risk of loss will pass, only upon proper delivery of the stock certificate(s) to the Exchange Agent, and title shall pass only following the effectiveness of the mergers.

4. When is my Election Form and Letter of Transmittal due?

It is critical to note that Election Forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., Eastern Time, on the Election Deadline. If the Election Deadline is delayed, Berry and AEP will promptly announce such delay and, when determined, the rescheduled Election Deadline.

5. How do I make an election if I hold my shares in “street name” or through a bank, broker or other nominee?

If you hold your shares of AEP common stock in “street name” or through a bank, broker or other nominee, you will need to make your election through that broker, bank or other nominee. You should promptly contact such bank, broker or other nominee and follow their instructions as to the procedures and timing for making elections and exchanging your shares of AEP common stock. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election due to the time needed for these third parties to comply with their own internal procedures. Please contact your bank, broker or other nominee with any questions. It is critical to note that Election Forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., Eastern Time, on the Election Deadline. Neither AEP, Berry or the Exchange Agent will be responsible for the consequences of any failure by you or any third party to act on a timely basis to transmit or process your Election Form and any related documents.

If you are a participant in AEP’s 401(k) savings plan, you will need to make your election through the trustee of AEP’s 401(k) savings plan. You will receive separate instructions as to the procedures and timing for making elections and exchanging your shares of AEP common stock. Note that these instructions may require that you deliver all documentation to the trustee several days in advance of the Election Deadline.

6. What if I do not send an Election Form, it is not received or I miss the Election Deadline?

If you do not make a valid election with respect to any AEP shares you own, your shares of AEP common stock will be considered Non-Election Shares and will be converted into the right to receive the stock consideration or the cash consideration according to the allocation and proration procedures specified in the Merger Agreement (unless Berry makes the Alternative

Funding Election). In the event proration is necessary due to oversubscription of the cash election or stock election, the Non-Election Shares will be deprioritized over the shares for which an election has been properly and timely returned.

You will be deemed to have not made a valid election if:

•	you select the “No Election” box on the Election Form;
•	you fail to follow the instructions on the Election Form or otherwise fail to properly make an election;
•	a properly completed Election Form (together with any stock certificate(s), confirmation of book-entry shares or Notice of Guaranteed Delivery representing such shares) is not submitted and actually received by the Exchange Agent by the Election Deadline;
•	you properly and timely submit and Election Form together with a Notice of Guaranteed Delivery, but you fail to submit or the Exchange Agent fails to actually receive your stock certificate(s) by 5:00 p.m., Eastern Time, on the third trading day after the Election Deadline; or
•	you properly and timely revoke a prior election without making a new election prior to the Election Deadline.

You bear the risk of proper and timely delivery.

7. I have received more than one set of election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?

Yes, if you own stock in more than one manner, or you own stock in more than one name, you need to complete a separate Election Form for each manner of ownership of stock. For example, you may have shares registered directly with AEP; you may own AEP shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your shares of or equity awards for AEP common stock. Failure to properly complete an Election Form means that no election will be made with respect to the shares to which that Election Form applies and you will be deemed to have not made a valid election with respect to such shares, with the consequence that such shares will be converted into the right to receive the stock consideration or the cash consideration according to the allocation procedures specified in the Merger Agreement (unless Berry makes the Alternative Funding Election). See question 6 above.

8. Can I change or revoke my election after the Election Form has been submitted?

Yes. You may change or revoke your election at any time prior to the Election Deadline. You may change your election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is actually received by the Exchange Agent prior to the Election Deadline. Such notice must specify the person in whose name the election to be revoked has been submitted, the name of the registered holder thereof and the numbers shown on the stock certificate(s) or book-entry transfer representing the shares subject to the election being revoked. In the event that an Election Form is revoked, the shares of AEP common stock as to which an election was made in such Election Form will be treated as shares in respect of which no election has been made, except to the extent a subsequent election is properly made by the holder of such shares and actually received by the Exchange Agent prior to the Election Deadline.

If you revoke your election, you may subsequently submit a new election prior to the Election Deadline for shares you own as of the date of submission of such new Election Form. Such Election Form must be received by the Exchange Agent prior to the Election Deadline and must otherwise comply with, and will be subject to the terms and conditions of, the Election Form (except in relation to the delivery of previously-delivered stock certificate(s) or confirmation of delivery of shares in book-entry form representing surrendered AEP shares or a previously-delivered Notice of Guaranteed Delivery). You cannot revoke or change your election after the Election Deadline.

If you instructed a bank, broker or other nominee to submit an election for your shares, you must follow the directions of your bank, broker or other nominee for changing those instructions.

9. Can I transfer my AEP shares after the Election Form has been submitted?

If you own your shares of record (and not through a bank, broker or other nominee), you may not be able to trade your shares after an election has been validly made, unless and until you revoke your election. After an election has been validly made, such election should be revoked prior to any subsequent transfer of the shares of AEP common stock as to which such election relates. Any purchaser of your shares would therefore acquire shares as to which no election had been made, and would have to make a new election as to those shares.

10. Am I guaranteed to receive what I ask for on the Election Form?

No. Your election is subject to proration in accordance with the Merger Agreement. In particular, all elections are subject to the allocation and proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, 50% of the outstanding shares of AEP common stock will be converted into Berry common stock and 50% of the outstanding shares of AEP common stock will be converted into cash. After the Election Deadline, the Exchange Agent will calculate the amount of cash and shares of Berry common stock to be distributed to each AEP stockholder, based on all valid elections received and in accordance with such proration procedures (as further set forth in the Merger Agreement and described in the Proxy Statement/Prospectus). In addition, under limited circumstances Berry may make the Alternative Funding Election, in which case all shares of AEP common stock will be exchanged for the cash consideration notwithstanding any elections otherwise.

No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. If and to the extent that you receive Berry common stock as merger consideration, the value of the merger consideration you receive will depend on the price of Berry common stock at the closing of the mergers, which will be after the time you make your election. You should obtain current stock price quotations for AEP common stock and Berry common stock before you elect your preferred form of merger consideration. The AEP common stock is traded on the Nasdaq Global Select Market under the symbol “AEPI” and the Berry common stock is traded on the NYSE under the symbol “BERY.” No guarantee can be made as to the value of the consideration received relative to the value of the AEP common shares being exchanged. Neither AEP nor Berry is making any recommendation as to whether AEP stockholders should elect to receive cash, Berry common stock or a combination thereof in the mergers. Each AEP stockholder must make his or her own decision with respect to such election.

11. Will I receive any fractional shares?

No. Fractional shares of Berry common stock will not be issued in connection with the mergers. If the aggregate number of shares of Berry common stock that you are otherwise entitled to receive as part of the merger consideration includes a fraction of a share of Berry common stock, you will receive cash in lieu of such fractional share.

12. How long will it take to receive the merger consideration after the mergers are completed? [For Registered Holders]

After the effective time of the mergers, upon the surrender of your shares in accordance with and accompanied by the Election Form, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, you will receive from the Exchange Agent, as soon as practicable, the merger consideration you are entitled to receive under the Merger Agreement, an amount in cash equal to the fractional share consideration resulting from the rounding down of any shares of Berry common stock that otherwise would have been issuable as merger consideration and any applicable dividends or distributions with respect to Berry common stock having a record date after the effective time of the mergers and a distribution date prior to the date that you have surrendered your shares.

The date that you will receive your merger consideration depends on the completion date of the mergers, which is uncertain. The completion date of the mergers might be later than expected due to unforeseen events, such as delays in obtaining regulatory approvals.

13. Should my signature on the Election Form be guaranteed? [For Registered Holders]

No signature guarantee is required on the Election Form if: (i)(a) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with the Election Form and (b) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form; or (ii) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution.

14. What if I want to submit special payment and issuance instructions?

If the merger consideration is to be payable or shares of Berry common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution, and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution. Please also complete the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

It will be a condition to the issuance of any check or shares of Berry common stock in any name(s) other than the name(s) in which the shares of AEP common stock is (are) registered that the person(s) requesting the issuance of such check or shares of Berry common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

15. What if I want the merger consideration delivered to a different address?

If the merger consideration is to be delivered to another address than that set forth next to the signature of the registered holder(s), indicate the address in the box entitled “Special Delivery Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form. If the section entitled “Special Delivery Instructions” is completed, then signatures on the Election Form must be guaranteed by a firm that is an Eligible Institution.

16. What if I cannot locate my stock certificate(s)? [For Registered Holders]

For any election to be effective, the Election Form must be accompanied by stock certificate(s) or confirmation of delivery in book-entry form (unless delivery of such certificate(s) is guaranteed as described below) representing the shares of AEP common stock in exchange for which you are electing to receive shares of Berry common stock or cash in the mergers and which are currently held by you no later than the Election Deadline. Persons to whom stock certificate(s) or confirmations of delivery of shares in book-entry form are not immediately available also may make an election by completing the Election Form and submitting it to the Exchange Agent by the Election Deadline, and by having the Notice of Guaranteed Delivery properly completed and duly executed by an Eligible Institution (subject to the condition that the stock certificate(s) or confirmation of book-entry delivery, the delivery of which is guaranteed by such completion and due execution, is in fact delivered to the Exchange Agent no later than 5:00 p.m., Eastern Time, on the third business day after the Election Deadline (the “Guaranteed Delivery Deadline”)). Stock certificate(s) or shares delivered in book-entry form that are received after the Guaranteed Delivery Deadline will be deemed Non-Election shares for purposes of the proration and allocation.

You may be unable to receive any merger consideration with respect to such stock certificate(s) or shares until such time as the stock certificate(s) or shares are delivered to the Exchange Agent. If your certificate(s) representing shares of AEP common stock has (have) been lost, stolen, mutilated or destroyed, contact the Transfer Agent, American Stock Transfer & Trust Company at (800) 937-5449 as soon as possible and, in any event, prior to submitting the Election Form. You may be required to complete certain additional documentation and file it with the Exchange Agent. An Election Form and related documents cannot be processed until the procedures for replacing lost, stolen, mutilated or destroyed certificate(s) have been followed.

17. How should I send in my signed documents and stock certificate(s)?

Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent on or prior to the Election Deadline. You are solely responsible for delivery of the election materials and any other required documents to the Exchange Agent. Delivery of the election materials to an address other than as set forth below will not constitute a valid delivery to the Exchange Agent.

If delivering by first-class mail:	If delivering by certified mail, overnight mail or courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporation Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	250 Royall Street
Canton, MA 02021
FACSIMILE: (617) 360-6810
CONFIRM: (781) 575-2332

If you are mailing stock certificate(s), we recommend that you make copies of your stock certificate(s) and completed Election Form. We also recommend sending your stock certificate(s) by courier or by registered mail, appropriately insured, with return receipt requested.

Do not send your election materials to Berry, AEP or the Information Agent because they will not be forwarded to the Exchange Agent and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Delivery shall be effected, and risk of loss will pass, only upon proper delivery of the stock certificate(s) to the Exchange Agent, and title shall pass only following the effectiveness of the mergers.

If the Election Form is signed by the registered holder(s) of the shares surrendered, the signature(s) must correspond exactly with the name(s) as written on the face of the stock certificate(s) surrendered or book-entry account unless the shares of AEP common stock described on the Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the stock certificate(s) or book-entry account. If any of the shares surrendered are owned by two or more joint owners, all such owners must sign the Election Form exactly as written on the face of the stock certificate(s). If the Election Form is signed by a person other than the registered owner of the stock certificate(s) listed, the stock certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the stock certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution. If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The stock certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

18. Am I required to submit any tax forms?

Under United States federal income tax law, United States Holders (as defined below) of AEP common stock who are receiving any cash consideration in connection with the mergers are required to provide their current TIN. If such holder is an individual, the TIN is his or her social security number. If the holder does not provide the correct TIN or an adequate basis for an exemption, the holder may be subject to a penalty imposed by the IRS, and any cash consideration such holder receives in the mergers may be subject to backup withholding at the applicable rate (currently 28%). To prevent backup withholding, the holder is required to complete the IRS Form W-9 included on the Election Form and certify under penalties of perjury that the TIN provided on the IRS Form W-9 is correct. Due to the merger consideration proration mechanism and the possibility of the Alternative Funding Election being made, both as set forth in the Merger Agreement and Proxy Statement/Prospectus, holders of AEP common stock will not know if they will receive any cash consideration when completing the Election Form. Accordingly, all United States Holders of AEP common stock should complete and submit the IRS Form W-9 included on the Election Form.

Certain holders (including, among others, corporations and certain foreign holders) are exempt recipients not subject to these backup withholding requirements. See the IRS Form W-9 and the General Instructions to IRS Form W-9 included on the Election Form for more information. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file an IRS Form W-9, should complete and return the IRS Form W-9 included on the Election Form.

To prevent backup withholding, holders that are not United States Holders should (i) submit a properly completed IRS Form W-8BEN, W-8BEN-E or other applicable IRS Form W-8 to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8BEN, W-8BEN-E or other applicable Forms may be obtained from the Exchange Agent or the IRS website at www.irs.gov.

As used herein, the term “United States Holder” means a beneficial owner of AEP common stock who or that is, for United States federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States (including any entity or arrangement treated as one of the foregoing for United States federal income tax purposes), (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, (x) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions, or (y) that has a valid election in effect under U.S. Treasury Regulations to be treated as a United States person.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is properly furnished to the IRS in a timely manner.

You should consult your tax advisor to determine whether you are exempt from these backup withholding and reporting requirements and to determine which form should be used to avoid backup withholding.

19. What are the United States federal income tax consequences of the mergers to me as an AEP stockholder?

Berry and AEP expect the mergers to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for United States federal income tax purposes. If the mergers so qualify, AEP stockholders generally will not recognize gain or loss on the exchange of AEP common stock solely for Berry shares in the mergers and their basis in and holding periods for their AEP common stock will generally carry over to the Berry common stock received in the mergers. AEP stockholders exchanging AEP common stock solely for cash in the merger, including all AEP stockholders in the event that Berry makes the Alternative Funding Election and the mergers are consummated, generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and the AEP stockholder’s aggregate tax basis in its AEP common stock surrendered in exchange thereof. AEP stockholders exchanging AEP common stock for a combination of Berry common stock and cash generally will recognize gain (but not loss) or, in certain circumstances, dividend income, in an amount equal to the lesser of  (i) the amount of cash received in the mergers and (ii) the excess, if any, of  (a) the sum of the amount of cash and the fair market value of shares of Berry common stock received in the mergers over (b) the AEP stockholder’s aggregate tax basis in the AEP common stock surrendered in exchange for Berry common stock.

For more information regarding the United States federal income tax consequences, see the Proxy Statement/Prospectus. Before making your election, you should read carefully the Proxy Statement/Prospectus and consult with your tax advisor regarding the tax consequences of the mergers to you, including the effects of United States federal, state, local and non-United States tax laws.

20. Are there any fees associated with the exchange of my shares of AEP common stock?

There are no fees associated with the exchange, unless you need to replace a missing AEP stock certificate or you are required to pay certain transfer taxes. It will be a condition to the issuance of any check or shares of Berry common stock in any name(s) other than the name(s) in which the shares of AEP common stock is (are) registered that the person(s) requesting the issuance of such check or shares of Berry common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

21. What if the mergers are not consummated?

Consummation of the mergers is subject to the required approval of AEP’s stockholders, to the receipt of all required regulatory approvals and to the satisfaction of certain other conditions. No payments related to any surrender of stock certificate(s) will be made prior to the consummation of the mergers, and no payments will be made to AEP stockholders if the Merger Agreement is terminated for any reason. If the Merger Agreement is terminated, all elections will be void and of no effect and the stock certificate(s) submitted to the Exchange Agent will be returned as soon as practicable to the persons submitting them.

22. What if Berry makes the Alternative Funding Election?

In the event Berry makes the Alternative Funding Election (pursuant to the limited terms and conditions set forth in the Merger Agreement and described in the Proxy Statement/Prospectus), each issued and outstanding share of AEP common stock will be converted automatically into the right to receive an amount in cash equal to $110.00 (without interest). Each share of AEP common stock will be deemed to have properly made an election for the cash consideration, irrespective of whether an AEP stockholder has submitted an Election Form for the stock consideration, the cash consideration or at all, and irrespective of whether the Election Deadline has passed.

23. Can I elect to have a portion of my shares exchanged under different election options?

Yes. If you would like to receive a combination of cash and Berry common stock, write in the number of shares for which you would like to receive Berry common stock; the remaining shares will be considered to have elected to receive the cash consideration.

If you hold different blocks of AEP common stock that were acquired at different times and/or at different prices, you are also permitted, but not required, to expressly allocate any such cash consideration and any stock consideration you are allocated in respect of such shares among different blocks of AEP common stock surrendered in exchange therefor by completing and submitting the optional form entitled, “ALLOCATION OF STOCK AND CASH CONSIDERATION AMONG PARTICULAR BLOCKS OF AEP COMMON STOCK” included on the Election Form.

24. How will I know when the transaction is completed?

AEP and Berry will issue a press release announcing completion of the transaction if and when it is completed. You can obtain this information at the SEC’s website (www.sec.gov), at AEP’s website (www.aepinc.com), Berry’s website (www.berryplastics.com) or by calling the Information Agent, D.F. King & Co., Inc., toll-free at (800) 791-3320 (banks and brokers should use (212) 269-5550).

25. Who do I call if I have additional questions?

If you have any questions regarding the election materials, please contact the Information Agent, D.F. King & Co., Inc., by calling toll-free at (800) 791-3320 (banks and brokers should use (212) 269-5550).

INSTRUCTIONS

A.  Special Conditions

1.  Time in which to Make an Election. To be effective, a properly completed Election Form and Letter of Transmittal (an “Election Form”) must be received by Computershare, the Exchange Agent, by the election deadline, which is anticipated to be 5:00 p.m. Eastern Time on the second business day prior to the completion of the mergers, unless extended (as it may be so extended, the “Election Deadline”). AEP and Berry will announce, by press release, the Election Deadline not more than fifteen business days before, and at least five business days prior to, the Election Deadline, but you are encouraged to return your Election Form as soon as possible. If the Election Deadline is later extended, AEP and Berry will announce, by press release, the rescheduled Election Deadline. Holders of shares of AEP common stock who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their shares of AEP common stock to which the Election Form relates. Holders of shares of AEP common stock who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. No stop transfer instructions may be outstanding against any of the shares subject to such certificate(s) or confirmation of book-entry transfer. Shares of AEP common stock for which the holders thereof fail to properly and timely make an election as provided in the preceding sentences or if such holders properly and timely revoke a prior election will be considered Non-Election Shares. See Instruction A.7 below.

2.  Certificates and Shares held by the Exchange Agent. The Election Form will indicate the number of shares you hold either in certificated form or in electronic, book-entry form.

3.  Election Options and Alternative Funding Election. On page 2 of the Election Form, under “Election Options,” indicate whether you would like to receive, in exchange for your shares of AEP common stock, (a) only shares of Berry common stock, (b) only cash, or (c) a combination of Berry common stock and cash. Alternatively, you may indicate “No Election.” If you would like to receive a combination of cash and Berry common stock, write in the number of shares for which you would like to receive Berry common stock; the remaining shares will be considered to have elected to receive cash consideration. Mark only one box. The Merger Agreement limits the amount of cash and the amount of Berry common stock that can be issued in the mergers, and it thus may not be possible for all elections to be honored in full or at all. Additionally, under certain limited circumstances, Berry may elect (the “Alternative Funding Election”), in its sole discretion, to pay all of the merger consideration in the form of cash consideration of $110.00 per share. If Berry elects the Alternative Funding Election and the mergers are consummated, each share of AEP common stock shall be exchanged for cash consideration, notwithstanding any election otherwise. For a detailed description of the proration mechanism and the Alternative Funding Election, please refer to the Proxy Statement/Prospectus you received in connection with the transaction.

4.  Change or Revocation of Election. A holder of shares of AEP common stock who has made an election may, at any time prior to the Election Deadline, change or revoke such election. You may change your election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Such notice must specify the person in whose name the election to be revoked has been submitted, the name of the registered holder thereof and the numbers shown on the certificate(s) or book-entry transfer representing the shares subject to the election being revoked. In the event that an Election Form is revoked, the shares of AEP common stock as to which an election was made in such Election Form will be treated as shares in respect of which no election has been made, except to the extent a subsequent election is properly made by the holder of such shares and actually received by the Exchange Agent prior to the Election Deadline.

If you revoke your election, you may subsequently submit a new election prior to the Election Deadline for shares you own as of the date of submission of such new Election Form. Such Election Form must be received by the Exchange Agent prior to the Election Deadline and must otherwise comply with, and will be subject to the terms and conditions of, the Election Form (except for in relation to the delivery of previously-delivered certificate(s) or confirmation of delivery of shares in book-entry form representing surrendered AEP shares or a previously-delivered Notice of Guaranteed Delivery provided in accordance with Instruction B.6). You cannot revoke or change your election after the Election Deadline.

If you own your shares of record (and not through a bank, broker or other nominee), you may not be able to trade your shares after an election has been validly made, unless and until you revoke your election.

5.  Joint Forms of Election. Holders of shares of AEP common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If the Election Form is submitted as a Joint Election Form, each record holder of shares of AEP common stock covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so.

6.  Forms of Election Nominees. Any record holder of shares of AEP common stock who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of shares of AEP common stock owned by such record holder. However, upon the request of Berry, any such record holder will be required to certify to the satisfaction of Berry that such record holder holds such shares of AEP common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate stockholder of AEP for purposes of allocation of Berry common stock and cash payments to be issued upon consummation of the mergers.

7.  Shares as to Which No Election is Made. The following shares of AEP common stock will be considered “Non-Election Shares”: (a) shares for which the “No Election” box on the Election Form is selected, (b) shares for which a properly completed Election Form (together with any certificate(s), confirmation of book entry shares or Notice of Guaranteed Delivery representing such shares) is not submitted in accordance with these instructions and actually received by the Exchange Agent by the Election Deadline, or (c) shares for which a previously submitted Election Form is revoked and a properly completed Election Form is not thereafter submitted and actually received by the Exchange Agent prior to the Election Deadline. Non-Election Shares will be exchanged for merger consideration as set forth in the Merger Agreement. In the event proration is necessary due to oversubscription of the cash consideration or stock consideration, the Non-Election Shares will be deprioritized over the shares for which an election has been properly and timely returned.

8.  Optional Allocation of Stock and Cash Consideration Election. As described further below under the heading “IMPORTANT TAX INFORMATION—Optional Allocation of Stock and Cash Consideration Election,” holders of different blocks of AEP common stock that were acquired at different times and/or at different prices and for which holders have elected to receive cash consideration for a portion of such shares of AEP common stock may make certain allocations with respect to the stock and cash consideration received by such holder in the mergers. If any such holder does not make an express allocation (as described below), a deemed allocation of stock and cash consideration received in exchange for such holder’s shares of AEP common stock will apply. Please see “IMPORTANT TAX INFORMATION—Optional Allocation of Stock and Cash Consideration Election” below for more information.

9.  Method of Delivery. Your election materials may be sent to the Exchange Agent at one of the addresses provided below.

Please ensure sufficient time so that the election materials are actually received by the Exchange Agent on or prior to the Election Deadline. You are solely responsible for delivery of the election materials and any other documents required hereby to the Exchange Agent. Delivery of the election materials to an address other than as set forth below will NOT constitute a valid delivery to the Exchange Agent.

If delivering by first-class mail:	If delivering by certified mail, overnight mail or courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions	Computershare Trust Company, N.A. c/o Voluntary Corporation Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	250 Royall Street
Canton, MA 02021

Do not send your election materials to Berry, AEP or the Information Agent, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss will pass, only upon proper delivery of the certificate(s) to the Exchange Agent, and title shall pass only following the effectiveness of the mergers.

B.  General.

1.  Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a Joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as written on the face of the certificate(s) or book-entry account unless the shares of AEP common stock described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in Instruction B.8 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

2.  Special Payment and Issuance Instructions. If checks are to be payable or shares of Berry common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in Instruction B.8 below), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution (defined in Instruction B.8 below). Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

3.  Stock Transfer Taxes. It will be a condition to the issuance of any check or shares of Berry common stock in any name(s) other than the name(s) in which the shares of AEP common stock is (are) registered that the person(s) requesting the issuance of such check or shares of Berry common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4.  Internal Revenue Service Forms. Under United States federal income tax law, each United States holder of AEP common stock receiving merger consideration is required to provide a correct Taxpayer Identification Number on Internal Revenue Service ("IRS") Form W-9, and to indicate whether such stockholder is subject to backup withholding. Each non-United States holder of AEP common stock should provide a properly executed applicable IRS Form W-8. Please see “IMPORTANT TAX INFORMATION—Internal Revenue Service Forms,” below for more information.

5.  Special Delivery Instructions. If checks or certificates representing shares of Berry common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

6.  Notice of Guaranteed Delivery. In order for an election to be effective, the Exchange Agent must receive a properly completed Election Form, accompanied by stock certificate(s) or confirmation of delivery in book-entry form (unless delivery of such certificate(s) is guaranteed as described below) representing the shares of AEP common stock in exchange for which you are electing to receive shares of Berry common stock or cash in the mergers and which are currently held by you no later than the Election Deadline. Persons to whom share certificate(s) or confirmations of delivery of shares in book-entry form are not immediately available also may make an election by completing the Election Form and submitting it to the Exchange Agent by the Election Deadline, and by having the Notice of Guaranteed Delivery properly completed and duly executed by an Eligible Institution (subject to the condition that the stock certificate(s) or confirmation of book-entry delivery, the delivery of which is guaranteed by such completion and due execution, are in fact delivered to the Exchange Agent no later than 5:00 p.m. Eastern Time on the third business day after the Election Deadline (the “Guaranteed Delivery Deadline”)). Stock certificate(s) or shares delivered in book-entry form that are received after the Guaranteed Delivery Deadline will be considered to be Non-Election Shares.

7.  Lost Certificate. If your certificate(s) representing shares of AEP common stock has (have) been lost, stolen, mutilated or destroyed, contact the Transfer Agent, American Stock Transfer & Trust Company at (800) 937-5449 prior to submitting the Election Form. You will be required to complete certain additional documentation and file it with the Transfer Agent. An Election Form and related documents cannot be processed until the procedures for replacing lost, stolen, mutilated or destroyed certificates have been followed.

8.  Guarantee of Signatures: No signature guarantee is required on this Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this Election Form and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution.

9.  Book-Entry Shares: Your shares of AEP common stock that have been issued through AEP’s direct registration service program, an electronic, book-entry system that records stock ownership in place of traditional stock certificates, still require you to complete the Election Form should you wish to participate in the election.

10.  Shares held by a Bank, Broker or other Nominee. If your shares are held by a bank, broker or other nominee, you will need to make your election through that broker, bank or other nominee. You should promptly contact such bank, broker or other nominee and follow their instructions as to the procedures and timing for making elections and exchanging your shares of AEP common stock. If you are a participant in AEP’s 401(k) savings plan, you will need to make your election through the trustee of AEP’s 401(k) savings plan. You will receive separate instructions as to the procedures and timing for making elections and exchanging your shares of AEP common stock. Note that these instructions may require that you deliver all documentation to the trustee several days in advance of the Election Deadline.

*    *    *

IMPORTANT TAX INFORMATION

Internal Revenue Service Forms

Under United States federal income tax law, United States Holders (as defined below) of AEP common stock who are receiving any cash consideration in connection with the mergers are required to provide their current Taxpayer Identification Number (“TIN”). If such holder is an individual, the TIN is his or her social security number. If the holder does not provide the correct TIN or an adequate basis for an exemption, the holder may be subject to a penalty imposed by the IRS, and any cash consideration such holder receives in the mergers may be subject to backup withholding at the applicable rate (currently 28%). If withholding results in an overpayment of taxes, a refund from the IRS may be obtained provided that the holder follows and complies with any required steps to obtain such refund. To prevent backup withholding, the holder is required to notify the Exchange Agent of his or her correct TIN by completing the IRS Form W-9 included on the Election Form and certifying under penalties of perjury that the TIN provided on the IRS Form W-9 is correct. Due to the merger consideration proration mechanism and the possibility of the Alternative Funding Election being made, both as set forth in the Merger Agreement and Proxy Statement/Prospectus, holders of AEP common stock will not know if they will receive any cash consideration when completing the Election Form. Accordingly, all United States Holders of AEP common stock should complete and submit the IRS Form W-9 included on the Election Form.

Certain holders (including, among others, corporations and certain foreign holders) are exempt recipients not subject to these backup withholding requirements. See the IRS Form W-9 and the General Instructions to IRS Form W-9 included on the Election Form for more information. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file an IRS Form W-9, should complete and return the IRS Form W-9 included on the Election Form.

To prevent backup withholding, holders that are not United States Holders should (i) submit a properly completed IRS Form W-8BEN, W-8BEN-E, or other applicable IRS Form W-8 to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8BEN, W-8BEN-E or other applicable Forms may be obtained from the Exchange Agent or the IRS website at www.irs.gov.

As used herein, the term “United States Holder” means a beneficial owner of AEP common stock who or that is, for United States federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States (including any entity or arrangement treated as one of the foregoing for United States federal income tax purposes), (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, (x) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions, or (y) that has a valid election in effect under U.S. Treasury Regulations to be treated as a United States person.

Optional Allocation of Stock and Cash Consideration Election

As described in the Proxy Statement/Prospectus under the heading “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” if holders of different blocks of AEP common stock that were acquired at different times and/or at different prices and for which such holders have been allocated cash consideration for any portion of their shares of AEP common stock, such holders may elect to expressly allocate such cash consideration and any stock consideration among such different blocks of AEP common stock surrendered in exchange therefor. By completing the worksheet and signing the form included with the Election Form, a holder will be making an express allocation. If a holder does not make an express allocation election, the Merger Agreement provides a deemed allocation under which, for U.S. federal income tax purposes, any cash consideration a holder receives in exchange for such holder’s shares of AEP common stock in the mergers will be deemed to be attributable: (A) first, to any shares of AEP common stock that such holder has held for more than one year (within the meaning of Section 1223 of the Internal Revenue Code of 1986, as amended), and to such shares with the highest U.S. federal income tax basis, in descending order until such shares are exhausted or the cash portion of the merger consideration to be paid to such holder is fully paid, (B) then with respect to all of such holder’s other such shares of AEP common stock, to those shares with the highest U.S. federal income tax basis, in descending order until the cash portion of the merger consideration to be paid to such holder is fully paid. Although applicable Treasury Regulations appear to authorize economically reasonable express share-by-share allocation designations, it is unclear whether such express or deemed allocation designations comply with those Treasury Regulations. As a result, no assurance can be given that the IRS will not challenge any express or deemed allocation. If the IRS successfully challenged an express or deemed allocation, a holder could be required to use a different allocation method, such as by allocating the shares of Berry common stock and the cash receive by such holder in the mergers on a pro rata basis to each share of AEP common stock surrendered in exchange therefor. All holders should consult their tax advisor before with respect to the advisability of making an express allocation. Please also read the description in the Proxy Statement/Prospectus under “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

THE TAX INFORMATION SET FORTH ABOVE IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSIDERATIONS TO SUCH HOLDER,

INCLUDING THE APPLICABILITY OF UNITED STATES FEDERAL, STATE, OR LOCAL TAX LAWS OR NON-UNITED STATES TAX LAWS.

If you have additional questions, please contact the information agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 791-3320

NOTICE OF GUARANTEED DELIVERY

OF

SHARES OF COMMON STOCK OF AEP INDUSTRIES INC.

You have received an Election Form and Letter of Transmittal (the “Election Form”) pursuant to which you may make an election with respect to the type of merger consideration you would like to receive in connection with the Agreement and Plan of Merger, dated August 24, 2016 (as amended from time to time, the “Merger Agreement”), by and among Berry Plastics Group, Inc. (“Berry”), Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI (“Merger Sub”), Berry Plastics Acquisition Corporation XV, LLC (“Merger Sub LLC”) and AEP Industries Inc. (“AEP”) pursuant to which Merger Sub, an indirect, wholly owned subsidiary of Berry, will merge with and into AEP, and subsequently AEP will merge with and into Merger Sub LLC, an indirect, wholly owned subsidiary of Berry.

This form, or one substantially similar hereto, must be submitted with a properly completed and duly executed Election Form in order to make a valid election if:

1.	The certificate(s) for the shares of common stock of AEP are not immediately available;

2.	Time will not permit the Election Form and other required documents, if any, to be delivered to the Exchange Agent on or before 5:00 p.m. Eastern Time on the second business day prior to the completion of the mergers (the “Election Deadline”); or

3.	The procedures for book-entry transfer cannot be completed on or before the Election Deadline.

This form and the Election Form must be received by the Exchange Agent before the Election Deadline, unless extended. If the Election Deadline is delayed, Berry and AEP will promptly announce such delay and, when determined, the rescheduled Election Deadline.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by first-class mail:	If delivering by certified mail, overnight mail or courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions	Computershare Trust Company, N.A. c/o Voluntary Corporation Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	250 Royall Street
Canton, MA 02021

FACSIMILE: (617) 360-6810
CONFIRM: (781) 575-2332

Delivery of this form to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on the Election Form is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form.

If you have any questions regarding these materials, you should contact D.F. King & Co., Inc., the Information Agent, at (800) 791-3320 (banks and brokers should use (212) 269-5550).